Exhibit 99.1

Cable ONE Completes Acquisition of NewWave Communications

May 1, 2017 - Phoenix, Arizona -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable ONE”) today announced the completion of its acquisition of NewWave Communications (“NewWave”), a cable operator providing high-speed data, video and voice services to residential and business customers throughout non-urban areas of Arkansas, Illinois, Indiana, Louisiana, Mississippi, Missouri and Texas.

The all-cash $735 million acquisition was originally announced on January 18, 2017.  The combination of Cable ONE and NewWave creates a leading high-speed data and cable company serving more than 1.2 million primary service units in 21 states and expands Cable ONE’s footprint into additional non-metropolitan markets for which the Company has optimized its strategy and operations.

“Our acquisition of NewWave is extremely positive for our customers, our associates and our shareholders,” said Julie Laulis, President and CEO of Cable ONE.  “I am pleased to welcome the NewWave teams from around the country to Cable ONE as we work together to integrate and deliver on our financial objectives.”

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About Cable ONE
Cable One, Inc. (NYSE: CABO) is the seventh-largest cable company in the United States. Serving more than 800,000 customers in 21 states with high-speed internet, cable television and telephone service, Cable ONE provides consumers with a wide range of the latest products and services, including wireless internet service, high-definition programming and phone service with free, unlimited long-distance calling in the continental U.S.

CONTACTS:
Trish Niemann
Public Relations Director
602.364.6372
patricia.niemann@cableone.biz

Kevin Coyle
CFO
investor_relations@cableone.biz

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the cable industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors: risks related to diverting management’s attention from our ongoing business operations; uncertainties as to our ability and the amount of time necessary to realize the expected synergies and other benefits of the transaction; our ability to integrate NewWave’s operations into our own; and risks and uncertainties detailed in the section titled “Risk Factors” in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017 and other reports filed with the SEC. Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.